UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2005

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with certain senior management changes announced by Graco Inc. (“Graco”) on September 6, 2005 (see Item 8.01 below), the Management Organization and Compensation Committee (the “MOCC”) of the Graco Board of Directors took the following actions:

          (1)     Approved new base salaries for four executive officers of Graco effective as of September 6, 2005 as follows:

Executive Officer	Base Salary

James A. Graner, Chief Financial Officer	$225,000 (US)
and Treasurer

Mark W. Sheahan, Chief Administrative	$218,000 (US)
Officer

Karen R. Gallivan, Vice President,	$205,000 (US)
General Counsel and Secretary

Simon J. W. Paulis, Vice President and General	€159,148 (Euro)
Manager, Europe

          (2)     Designated Simon J. W. Paulis as a participant in the Executive Officer Bonus Plan for 2005 (the “Bonus Plan”), effective as of September 6, 2005, with the same targeted bonus percentages, performance targets and financial measures under the Bonus Plan as those previously approved by the MOCC for other Region General Manager level executive officers (see Item 1.01 B.2 in Form 8-K filed by Graco on February 18, 2005 with respect to Messrs. Johnson, Koch, Lowe, McHale and Sutter). Mr. Paulis’ bonus payment under the Bonus Plan will be prorated as if he had been a participant in the Bonus Plan as of July 1, 2005.

          (3)     Authorized and directed the officers to execute a Key Employee Agreement with Mr. Paulis effective as of September 6, 2005 in the form previously executed with each of Graco’s other executive officers.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with certain senior management changes announced by Graco on September 6, 2005 (see Item 8.01 below), the Board of Directors of Graco took the following actions effective as of September 6, 2005:

          (1)     Accepted the resignation of Mark W. Sheahan as Vice President and Treasurer of Graco and appointed him as Graco’s new Chief Administrative Officer.

          (2)     Accepted the resignation of James A. Graner as Vice President and Controller of Graco and appointed him as Graco’s new Chief Financial Officer and Treasurer. It is anticipated that Mr. Graner will serve as Graco’s “principal financial and accounting officer” for SEC reporting purposes. Mr. Graner will serve as Graco’s Chief Financial Officer and Treasurer for an indefinite term at the discretion of the Board. Prior to this appointment Mr. Graner, age 60, had served as Graco’s Vice President and Controller since February 1994. During his 31 years with Graco, Mr. Graner has held various managerial positions in the treasury, accounting and information systems departments. There were no arrangements or understandings between Mr. Graner and any other persons pursuant to which he was selected as Chief Financial Officer and Treasurer of Graco. None of Graco’s current directors or executive officers has a family relationship with Mr. Graner. Mr. Graner does not have an employment agreement with Graco. As previously disclosed in Graco’s proxy statement, Mr. Graner has executed a Key Employee Agreement with Graco in the form previously executed with each of Graco’s other executive officers. In addition, as previously disclosed, it is the practice of Graco to continue to provide base salary to executive officers whose employment is involuntarily terminated by Graco until the earlier of the end of twelve months or the date on which the officer secures other employment.

Item 8.01 Other Events.

On September 6, 2005, Graco issued a press release announcing several changes in its senior management. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of Graco, Inc. dated September 6, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACO INC.
Date:	September 8, 2005	By:	\s\Karen P. Gallivan
Karen P. Gallivan
		Its:	Vice President, General Counsel and Secretary